Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

RECITALS

This Separation Agreement and Release (“Agreement”) is made as of September 10, 2014 (“Effective Date”) by and between David Packer (“Employee”) and E2open, Inc. (“Company”) (collectively referred to as the “Parties).

WHEREAS, Employee was employed by the Company pursuant to a written offer of employment dated August 18, 2008, as amended December 22, 2008 (the “Offer Letter”);

WHEREAS, the Company and Employee entered into an Employee Proprietary Information Agreement (the “Confidentiality Agreement”) attached hereto as Exhibit A;

WHEREAS, Employee and the Company have entered into Stock Option Agreements, (“Options”), Restricted Stock Unit Agreements (“RSUs”) and Performance Stock Unit Agreements (“PSUs”) from time to time, as set forth on Exhibit B,

WHEREAS, Employee has decided to resign from the Company, and the Company has agreed to accept his resignation upon the terms and conditions contained in this Agreement;

WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with, or separation from, the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1. Resignation as Chief Sales Officer. Employee hereby resigns his position as Chief Sales Officer as of the Effective Date. As of the Effective Date, the Severance and Change of Control Agreement entered into between the Company and the Employee dated July 16, 2012 is terminated in its entirety.

2. Termination of Employment. Employee’s employment with the Company shall terminate on February 28, 2015 (“Termination Date”). Between the Effective Date and the Termination Date Employee shall be paid his current base salary in accordance with the Company’s standard payroll schedule. Provided that Employee does not voluntarily leave employment with the Company prior to the Termination Date and Company does not terminate Employee’s employment for cause prior to the Termination Date, Employee shall be entitled to receive one-half of the bonus payments that he would have received under his bonus plans with the Company had he remained in the position of Chief Sales Officer, which shall be paid in the ordinary course.

3. Benefits. Prior to termination of Employee’s employment, Employee shall continue to receive all benefits he received prior to the Effective Date as Chief Sales Officer. Employee’s health insurance benefits will cease on the Termination Date. However, Employee has the right to continue his health insurance benefits under COBRA after the Termination Date. Employee’s participation in all other benefits and incidents of employment shall ceased on the Termination Date.

4. Options and RSUs. Employee acknowledges and agrees that:

(a) all vested but unexercised Options will expire three (3) months from Termination Date;

(b) RSUs and PSUs that have not been earned and vested will expire on Termination Date.

5. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all of the Company’s property and confidential and proprietary information in his possession to the Company on the Termination Date.

6. Alternative Employment. During the period between the effective date of this Agreement and the Termination Date, Employee shall have the right to secure alternative employment outside of Company. Any alternative employment will, upon the last day of Employee’s employment with Company, automatically terminate Employee’s employment with Company, vesting (but not exercise) of stock options, and benefits eligibility described in Section 3 of this Agreement. Employee shall provide Company with at least two-weeks notice of his decision to accept alternative employment.

7. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, branch offices, predecessor and successor entities, assigns, insurers, and benefit plans, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company or units of the Company’s Predecessor, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act (“OWBPA”); the California Fair Employment and Housing Act, and the California Labor Code;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations agreed to under this Agreement or to any matters occurring after the Effective Date of this Agreement.

Employee acknowledges and agrees that any material breach of this Agreement shall entitle the Company immediately to cease and seek to recover the severance benefits provided to Employee under this Agreement, except as otherwise provided in Section 8(f) below.

8. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has up to twenty-one (21) calendar days within which to consider this Agreement;

(c) he has seven (7) calendar days following his execution of this Agreement to revoke the Agreement;

(d) the parties agree that further changes to the Agreement, whether or not material, shall not start the twenty-one (21) day deliberation period nor seven (7) day revocation period anew;

(e) this ADEA waiver shall not be effective until the revocation period has expired;

(f) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law; and

(g) nothing in this Agreement prohibits Employee from filing an administrative charge or complaint of age discrimination, including a challenge to the validity of this Agreement, with the federal Equal Employment Opportunity Commission or participating in any investigation or proceeding conducted by the Commission.

9. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee acknowledges that he has been advised to consult legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

10. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring and will not bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein based on events occurring on or prior to the Effective Date, with the exception of any claim that he may have under the ADEA as amended by the OWBPA.

11. Confidentiality. The Parties acknowledge that Employee’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Employee hereto agrees to use his best efforts to maintain in confidence: (i) the existence of this Agreement, (ii) the contents and terms of this Agreement, (iii) the consideration for this Agreement, and (iv) any allegations relating to the Company or its officers or employees with respect to Employee’s employment with the Company, except as otherwise provided for in this Agreement (hereinafter collectively referred to as “Severance Information”). Employee agrees to take every reasonable precaution to prevent disclosure of any Severance Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Severance Information. Employee agrees to take every precaution to disclose Severance Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Severance Information.

12. No Cooperation. Employee agrees he will not damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, branch offices, predecessor and successor entities, and assigns, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

13. Non-Disparagement. Each party to this Agreement agrees to refrain from any defamation, libel or slander of the other party and/or its family members, heirs, executors, officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, branch offices, predecessor and successor entities, and assigns; and Employee agrees to refrain from tortious interference with the contracts and relationships of the Company and/or its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, branch offices, predecessor and successor entities, and assigns. All inquiries by potential future employers of Employee will be directed to Human Resources. Upon inquiry, the Company shall only state the following: Employee’s last position and dates of employment.

14. Non-Solicitation; No Re-Employment. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for him or any other person or entity. Employee agrees that he will not apply for re-employment with the Company, and that the Company has no obligation to re-hire the Employee. Notwithstanding the foregoing, if an employee of Company contacts Employee and requests a reference, and Employee responds by providing a reference for such employee, such response by Employee shall not be considered a breach of this Section 14.

15. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

16. No Knowledge of Wrongdoing. Employee represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

17. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

18. Indemnification. Employee agrees to indemnify and hold harmless the Company from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys’ fees or expenses incurred by the Company arising out of the material breach of this Agreement by Employee, or from any materially false representation made herein by Employee, or from any action or proceeding by Employee or for Employee’s benefit, upon Employee’s initiative, or with Employee’s aid or approval, contrary to the provisions of this Agreement, except as permitted herein.

19. Arbitration. In the event a material breach of this Agreement has not been cured after the breaching party has received ten (10) calendar days prior written notice describing the alleged material breach in reasonable detail, the non-breaching Party may initiate an action for material breach of this Agreement. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in San Mateo County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

20. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

21. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

22. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

23. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings (including without limitation the Offer Letter) between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Option Agreement(s). Notwithstanding the provisions of California Evidence Code Section 1152.5, this Agreement is admissible for purposes of enforcement.

24. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

25. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

26. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice of law principles.

27. Attorneys’ Fees. Notwithstanding Section 17 of this Agreement, in the event that either Party brings an action to enforce or effect its rights under this Agreement, with the exception of a claim brought by the Employee as to the validity of this Agreement under the ADEA as amended by the OWBPA, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

28. Effective Date. This Agreement is effective after it has been signed by both parties and after seven (7) calendar days have passed since Employee has signed the Agreement (the “Effective Date”), unless revoked by Employee within seven (7) calendar days after the date the Agreement was signed by Employee.

29. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

30. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

E2open, Inc.

Dated: 9/10/14	By	/s/ Kenneth F. Boehm
Kenneth F. Boehm
Senior Vice President of Human Resources

DAVID PACKER, an individual

Dated: 9/10/14		/s/ David Packer
David Packer

Exhibit A

E2OPEN, INC.

EMPLOYEE PROPRIETARY INFORMATION AGREEMENT

As a condition of my employment with E2open, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1. At-Will Employment. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes “at-will” employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice. I have obligations to Company that may or may not be set forth in this Agreement. I understand and acknowledge that nothing in this Agreement shall confer any right to continued employment by the Company. Nevertheless, the terms of this Agreement govern over any inconsistent terms otherwise provided to me and this Agreement can only be changed or amended by written agreement signed by me and the CEO of the Company.

2. Confidential Information.

(a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation (except within the scope of my employment) without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, future products, plans and marketing plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, sales and cost information, sales and marketing history, or other business information disclosed to me by the Company either directly or indirectly, in writing, orally, by drawings, or by observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items, which have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved. I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

(b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

3. Inventions.

(a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me or jointly with third parties prior to my employment with the Company, which belong to me and/or to third parties, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder (collectively referred to as “Prior Inventions”); or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into any invention, improvement, development, product, copyrightable material or trade secret any invention, improvement, development, concept, discovery or other proprietary information owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such product, process or machine.

(b) Assignment of Inventions. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the works relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in the whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by California Labor Code Section 2870 (attached hereto as Exhibit B) (collectively referred to herein as “Inventions”). I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all Inventions, except as provided in Section 3(e) below. To the extent allowed by law, this section includes all right of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” or the like. To the extent I retain any such moral rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such moral rights by or authorized by Company and agree not to assert any moral rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as ratifications, consents and agreements from time to time as requested by Company.

(c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(d) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. I agree that during the term of my employment and for one (1) year after termination of employment for any reason, I will promptly disclose to the Company fully and in writing all patent applications filed by me or on my behalf, whether by me or jointly with third parties. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(e) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

4. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

5. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit C.

6. Notification to New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

7. Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause. I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to leave their employment, or attempt to solicit, induce, recruit, encourage employees or consultants of the Company to leave their employment, either for myself or for any other person or entity.

8. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

9. Arbitration and Equitable Relief.

(a) Arbitration. Except as provided in Section 9(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in San Mateo County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgement may be entered on the arbitrator’s decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

(b) Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Sections 2, 3, and 5 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

10. General Provisions

(a) Governing Law; Consent to Personal Jurisdiction and Venue. This Agreement will be governed by the laws of the State of California regardless of choice of law principles. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement. I further agree that the exclusive venue for any lawsuit filed against me by the Company or by me against the Company shall be the state and federal courts located in California.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No waiver of any rights under this agreement will be effective unless in writing signed by the party waiving its rights. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d) Successors and Assigns. This Agreement may not be assigned without the prior written consent of the Company. Subject to the foregoing sentence, this Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Date: Aug 21, 2008

/s/ David W. Packer
Signature

David W. Packer
Name of Employee (typed or printed)

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

☒ No inventions or improvements

☐ Additional Sheets Attached

Signature of Employee:	/s/ David W. Packer

Print Name of Employee:	David W. Packer

Date: Aug 21, 2008

EXHIBIT B

CALIFORNIA LABOR CODE SECTION 2870

EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT C

E2OPEN, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to E2open, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Employee Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employee Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I will not solicit, induce, recruit or encourage any of the Company’s employees or consultants to leave their employment.

Date:

Employee’s Signature

Type/Print Employee’s Name

Firmwide:81306573.1 046827.1000

EXHIBIT B

E2OPEN, INC	Page: 1
ID: 94-3366487	File: Optstmt
4100 East Third Ave., Suite 400	Date: 09/09/2014
Foster City, CA 94404	Time: 07:39:34PM

Personnel Grant Status

AS OF 02/28/2015

David Packer

11 Meadow View Lane

Greenwood Village, CO United States 80121

AWARDS

Number	Grant Date	Plan	Type	Granted	Price	Released	Vested	Cancelled	Unvested	Deferred	Next Deferral Release Date
00001432	03/26/2009	2003	RSA	14,285	$1.750000	14,285	14,285	0	0
00002678	07/23/2013	2012	PSU	8,000	$0.000000	2,722	4,000	0	4,000	0
00002722	09/26/2013	2012	PSU	49,500	$0.000000	0	0	0	49,500	0
00002865	06/26/2014	2012	RSU	11,111	$0.000000	0	0	0	11,111	0
00002874	06/26/2014	2012	PSU	22,222	$0.000000	0	0	0	22,222	0

				105,118		17,007	18,285	0	86,833	0

STOCK OPTIONS

Number	Grant Date	Plan	Type	Granted	Price	Exercised	Vested	Cancelled	Unvested	Outstanding	Exercisable
00001760	06/05/2009	SP03	NQ	166,885	$0.350000	166,885	166,885	0	0	0	0
00002007	06/25/2009	2003	ISO	46,714	$0.350000	46,714	46,714	0	0	0	0
00002206	07/18/2011	PB03	ISO	42,592	$3.150000	7,098	27,211	0	15,381	35,494	20,113
00002251	07/18/2011	2003	ISO	25,740	$3.150000	12,299	24,847	0	893	13,441	12,548
00002668	07/23/2013	2012	NQ	16,000	$19.300000	2,333	7,666	0	8,334	13,667	5,333
N0002206	07/18/2011	PB03	NQ	265	$3.150000	51	169	0	96	214	118
N0002251	07/18/2011	2003	NQ	17,117	$3.150000	5,335	17,117	0	0	11,782	11,782

				315,313		240,715	290,609	0	24,704	74,598	49,894

Tax	Rate %	Option Broker	Award Broker	Registration	Alternate Address
Federal-25%	25.000
Medicare	1.450